Exhibit 99.1

FOR IMMEDIATE RELEASE

THE WALT DISNEY COMPANY ANNOUNCES RESULTS OF EARLY TENDERS IN
EXCHANGE OFFERS AND CONSENT SOLICITATIONS FOR 21ST CENTURY FOX
AMERICA, INC. NOTES

BURBANK, Calif., October 22, 2018 -- The Walt Disney Company (“TWDC”) (NYSE: DIS) announces that the requisite number of consents have been received to adopt proposed amendments with respect to all outstanding notes of 21st Century Fox America, Inc. (“21CFA”). The results are based on early tenders in the (i) offers to exchange (the “Exchange Offers”) any and all outstanding notes (the “21CFA Notes”) issued by 21CFA for up to $18,128,740,000 aggregate principal amount of new notes to be issued by TWDC Holdco 613 Corp. (“New Disney”, and such new notes, the “New Disney Notes”) and cash and (ii) related consent solicitations (the “Consent Solicitations”) being made by New Disney on behalf of 21CFA to adopt certain proposed amendments (the “Proposed Amendments”) to the indentures governing the 21CFA Notes (the “21CFA Indentures”).

21CFA has executed supplemental indentures to the 21CFA Indentures that contain the Proposed Amendments and those amendments will become operative only upon the settlement of the Exchange Offers, with the result that the Proposed Amendments effected by the supplemental indentures will be deemed to be revoked retroactive to the date thereof if the Exchange Offers are terminated or withdrawn prior to settlement. The settlement is expected to occur promptly after the Expiration Date (as defined below) and on or about the closing date of New Disney’s acquisition (the “Acquisition”) of Twenty-First Century Fox, Inc. (“21CF”).

Holders who tendered and did not validly withdraw 21CFA Notes at or prior to the Early Tender Date will be eligible to receive, in exchange for each $1,000 principal amount of 21CFA Notes, (a) $1,000 principal amount of New Disney Notes of the applicable series and (b) $1.00 in cash. Each such holder will receive the $1.00 cash payment for each $1,000 principal amount of 21CFA Notes on the settlement date for the Exchange Offers, even if on such settlement date such person is no longer the beneficial owner of such 21CFA Notes.

As of 5:00 p.m., New York City time, on October 19, 2018 (the “Early Tender Date”), the principal amounts of 21CFA Notes set forth in the table below had been validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked). Accordingly, pursuant to the amended terms and conditions of the Exchange Offers and Consent Solicitations announced on October 15, 2018 (the “Amended Terms”):

(1)	tenders of 21CFA Notes made pursuant to the Exchange Offers (but not consents delivered pursuant to the Consent Solicitations) may be validly withdrawn at or prior to the Expiration Date; and

(2)
the exchange consideration for each $1,000 principal amount of 21CFA Notes tendered after the Early Tender Date and not validly withdrawn at or prior to the Expiration Date will equal $1,000 principal amount of New Disney Notes of the applicable series.

Holders who tender 21CFA Notes after the Early Tender Date will not be eligible to receive the $1.00 cash payment for each $1,000 principal amount of 21CFA Notes described above.

		21CFA Notes Tendered at Early Tender Date
Title of Series/CUSIP Number of 21st Century Fox America, Inc. Notes	Aggregate Principal Amount Outstanding	Principal Amount	Percentage
6.900% Senior Notes due 2019 / 90131HAN5	$700,000,000	$609,162,000	87.02%
5.650% Senior Notes due 2020 / 90131HAP0 / 652482BV1 / U65249AS0 / U88803AC2	$400,000,000	$372,155,000	93.04%
4.500% Senior Notes due 2021 / 90131HAQ8	$1,000,000,000	$863,054,000	86.31%

		21CFA Notes Tendered at Early Tender Date
Title of Series/CUSIP Number of 21st Century Fox America, Inc. Notes	Aggregate Principal Amount Outstanding	Principal Amount	Percentage
3.000% Senior Notes due 2022 / 90131HAR6	$1,000,000,000	$915,000,000	91.50%
8.875% Senior Debentures due 2023 / 90131HAS4	$250,000,000	$200,883,000	80.35%
4.000% Senior Notes due 2023 / 90131HAA3	$300,000,000	$283,134,000	94.38%
7.750% Senior Debentures due 2024 / 90131HAT2 / 652478AR9	$200,000,000	$179,188,000	89.59%
7.750% Senior Debentures due 2024 / 90131HAU9 / 652478AU2	$90,000,000	$67,947,000	75.50%
9.500% Senior Debentures due 2024 / 90131HAV7	$200,000,000	$187,149,000	93.57%
3.700% Senior Notes due 2024 / 90131HAE5 / 90131HAC9 / U88803AA6	$600,000,000	$577,086,000	96.18%
8.500% Senior Debentures due 2025 / 90131HAW5	$200,000,000	$171,471,000	85.74%
3.700% Senior Notes due 2025 / 90131HBW4	$600,000,000	$592,136,000	98.69%
7.700% Senior Debentures due 2025 / 90131HAX3	$250,000,000	$227,506,000	91.00%
7.430% Senior Debentures due 2026 / 90131HAY1	$240,000,000	$230,915,000	96.21%
3.375% Senior Notes due 2026 / 90131HCB9 / 90131HCA1 / U88803AF5	$450,000,000	$427,198,000	94.93%
7.125% Senior Debentures due 2028 / 90131HAZ8	$200,000,000	$180,319,000	90.16%
7.300% Senior Debentures due 2028 / 90131HBA2	$200,000,000	$195,869,000	97.93%
7.280% Senior Debentures due 2028 / 90131HBB0	$200,000,000	$194,805,000	97.40%
7.625% Senior Debentures due 2028 / 90131HBC8	$200,000,000	$189,034,000	94.52%
6.550% Senior Notes due 2033 / 90131HBD6	$350,000,000	$316,818,000	90.52%
8.450% Senior Debentures due 2034 / 90131HBE4	$200,000,000	$184,782,000	92.39%
6.200% Senior Notes due 2034 / 90131HBF1 / 652482BH2	$1,000,000,000	$982,824,000	98.28%
6.400% Senior Notes due 2035 / 90131HBG9 / 90131HBH7 / U65249AM3	$1,150,000,000	$1,115,302,000	96.98%

		21CFA Notes Tendered at Early Tender Date
Title of Series/CUSIP Number of 21st Century Fox America, Inc. Notes	Aggregate Principal Amount Outstanding	Principal Amount	Percentage
8.150% Senior Debentures due 2036 / 90131HBJ3	$300,000,000	$290,021,000	96.67%
6.150% Senior Notes due 2037 / 90131HBK0	$1,000,000,000	$992,127,000	99.21%
6.650% Senior Notes due 2037 / 90131HBL8	$1,250,000,000	$1,204,565,000	96.37%
6.750% Senior Debentures due 2038 / 90131HBM6	$248,740,000	$219,059,000	88.07%
7.850% Senior Notes due 2039 / 90131HBN4	$300,000,000	$292,984,000	97.66%
6.900% Senior Notes due 2039 / 90131HBP9	$600,000,000	$585,873,000	97.65%
6.150% Senior Notes due 2041 / 90131HBQ7	$1,500,000,000	$1,393,701,000	92.91%
5.400% Senior Notes due 2043 / 90131HAB1	$700,000,000	$670,295,000	95.76%
4.750% Senior Notes due 2044 / 90131HAH8 / 90131HAF2 / U88803AB4	$600,000,000	$584,406,000	97.40%
4.950% Senior Notes due 2045 / 90131HBZ7	$400,000,000	$398,041,000	99.51%
7.750% Senior Debentures due 2045 / 90131HBR5	$600,000,000	$555,820,000	92.64%
4.750% Senior Notes due 2046 / 90131HCD5	$400,000,000	$399,644,000	99.91%
7.900% Senior Debentures due 2095 / 90131HBS3	$150,000,000	$97,524,000	65.02%
8.250% Senior Debentures due 2096 / 90131HBT1	$100,000,000	$56,388,000	56.39%

All eligible holders whose 21CFA Notes are validly tendered and accepted for exchange in the Exchange Offers and Consent Solicitations will also receive a cash payment equal to the accrued and unpaid interest on their 21CFA Notes accepted for exchange from the last interest payment date of the applicable 21CFA Notes preceding the settlement date up to but excluding the settlement date.

The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated October 5, 2018 (as amended by a supplement dated October 15, 2018, the “offering memorandum and consent solicitation statement”) and the related letter of transmittal (as amended by a supplement dated October 15, 2018, the “letter of transmittal”), and are conditioned upon the closing of the Acquisition, which condition may not be waived by New Disney, and certain other conditions that may be waived by New Disney. The Exchange Offers and Consent Solicitations will expire at 12:01 a.m., New York City time, on November 5, 2018 (as the same may be extended, the “Expiration Date”). The settlement date for the Exchange Offers is expected to occur promptly after the Expiration Date and is expected to occur on or about the closing date of the Acquisition. The closing of the Acquisition is expected to occur in the first half of calendar year 2019 and, as a result, the Expiration Date may be extended one or more times. TWDC currently anticipates providing notice of any such extension in advance of the Expiration Date.

Documents relating to the Exchange Offers and Consent Solicitations will only be distributed to eligible holders of 21CFA Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” and outside the United States under Regulation S for purposes of applicable securities laws. The complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the offering memorandum and consent solicitation statement and letter of transmittal, copies of which may be obtained by contacting Global Bondholder Services Corporation, the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, at (866) 470-3900 (U.S. toll-free) or (212) 430-3774 (banks and brokers). The eligibility form is available electronically at: http://gbsc-usa.com/eligibility/disney.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offers and Consent Solicitations are being made solely pursuant to the offering memorandum and consent solicitation statement and letter of transmittal and only to such persons and in such jurisdictions as are permitted under applicable law.

The New Disney Notes offered in the Exchange Offers have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Therefore, the New Disney Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

Cautionary Notes on Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “see”, “will”, “would”, “target”, similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the Acquisition and the anticipated benefits thereof, expected timing of completion of the Exchange Offers and receipt of requisite consents in the Consent Solicitations. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the Acquisition or to make any filing or take other action required to consummate such transaction in a timely matter or at all. Important risk factors that may cause such a difference include, but are not limited to the risk: (i) that the completion of the Acquisition may not occur on the anticipated terms and timing or at all, (ii) that the regulatory approvals required for completion of the Acquisition are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the Acquisition or cause the parties to abandon the Acquisition, (iii) that a condition to closing of the Acquisition may not be satisfied (including, but not limited to, the receipt of legal opinions with respect to the treatment of certain aspects of the Acquisition under U.S. and Australian tax laws), (iv) that the anticipated tax treatment of the Acquisition is not obtained, (v) that potential litigation relating to the Acquisition is instituted against 21CF, TWDC, New Disney or their respective directors, (vi) of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of New Disney’s operations after the consummation of the Acquisition and on the other conditions to the completion of the Acquisition, and (vii) of adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S., Australian or other foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the Acquisition or cause the terms of the Acquisition to be modified, as well as management’s response to any of the aforementioned factors.

Additional factors are set forth in TWDC’s Annual Report on Form 10-K for the year ended September 30, 2017 under Item 1A, “Risk Factors”, in TWDC’s Report on Form 10-Q for the quarter ended December 30, 2017 under Item 1A, “Risk Factors”, in TWDC’s Report on Form 10-Q for the quarter ended June 30, 2018 under Item 1A, “Risk Factors”, and in subsequent reports.

Media Contact:

David Jefferson
david.j.jefferson@disney.com
818-560-4832

Investor Contact:

Lowell Singer
lowell.singer@disney.com
818-560-6601